UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

Matthews International Corporation
(Name of Registrant as Specified In Its Charter)

BARINGTON COMPANIES EQUITY PARTNERS, L.P.

BARINGTON COMPANIES INVESTORS, LLC

BARINGTON CAPITAL GROUP, L.P.

LNA CAPITAL CORP.

JAMES MITAROTONDA

ANA B. AMICARELLA

CHAN W. GALBATO

1 NBL EH, LLC

JOSEPH GROMEK

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Barington Companies Equity Partners, L.P. (“Barington”), together with the other participants named herein, has filed a definitive proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Barington’s slate of director nominees at the 2025 annual meeting of shareholders (the “Annual Meeting”) of Matthews International Corporation, a Pennsylvania corporation (the “Company”).

On February 7, 2025, Barington issued the following press release:

Leading Proxy Advisory Firm ISS Recommends Matthews International Shareholders Vote Barington Capital’s GOLD Proxy Card “FOR” ALL of Barington Capital’s Nominees:

Ana Amicarella, Chan Galbato and James Mitarotonda

ISS Finds Incumbent Board has “Failed to Exercise Effective Oversight of Management” and “Continues to Suffer from Major Deficiencies with Independence that Necessitate Further Change”

ISS Recommends Shareholders Vote "WITHHOLD" on Matthews' Nominees Terry L. Dunlap, Alvaro Garcia-Tunon and J. Michael Nauman

Barington Capital Urges Shareholders to Follow ISS’ Recommendation and Vote the GOLD Proxy Card “FOR” the Election of ALL of its Nominees

NEW YORK—February 7, 2025—Barington Capital Group, L.P. (“Barington Capital”), a fundamental, value-oriented activist investor that, together with the other participants in its solicitation (collectively "Barington" or "we"), beneficially owns approximately 1.9% of the outstanding shares of Matthews International Corporation (NASDAQ: MATW) ("Matthews" or the "Company"), today announced that Institutional Shareholder Services Inc. (“ISS”), a leading independent proxy advisory firm, has recommended that Matthews shareholders vote on the GOLD proxy card “FOR” the election of ALL of Barington’s highly skilled director nominees – Ana Amicarella, Chan Galbato and James Mitarotonda – to the Board of Directors (the “Board”) in connection with Matthews’ Annual Meeting of Shareholders scheduled to be held February 20, 2025.

James Mitarotonda, Chairman and CEO of Barington Capital, said, “We are thrilled that ISS agrees that change is warranted at Matthews and that new directors are required to create value for all shareholders and reverse the untenable status quo. ISS shares our strong belief that the Matthews Board has failed to exercise independent oversight of management and hold Matthews’ CEO accountable for the Company’s prolonged underperformance. We also applaud ISS for recognizing that the Board seemingly only began making improvements following our investment in and engagement with the Company, and critiques of its businesses.

“Notably, ISS understands the significant value that Barington’s nominees can bring to the Board and the importance of having a direct shareholder representative on the Board. Our three highly qualified nominees are accomplished business leaders, who, if elected, will help bring sector expertise and a culture of accountability to a Board desperately in need of fresh perspectives and oversight. We urge shareholders to follow ISS’ recommendation and vote “FOR” ALL of Barington’s nominees – Ana Amicarella, Chan Galbato and James Mitarotonda – on the GOLD proxy card today.”

In commenting on the failures of Matthews, the Board and CEO Joseph Bartolacci, ISS stated*:

•	“… MATW has effectively been treading water, which in turn has translated into disappointing performance during every meaningful measurement period.”

•	“This disappointing state of affairs was enabled by the board, which is dominated by a cohort of long-tenured directors. The board failed to exercise effective oversight of management as MATW faltered, and has only made substantive improvements since the dissident entered the stock.”

•	“The board's track record provides every reason for skepticism, but there may be a temptation to interpret recent developments as a break from the past. If one does so, it is important to understand that any perceived break would be far from clean.”

•	“Importantly, the board has also been comfortable maintaining a corporate governance framework replete with deficiencies, several of which are directly at odds with the most basic expectations of shareholders. This track record undermines the trust that investors might have in the board's messaging about the future during this proxy contest.”

•	“Ultimately, the facts indicate that the board only began making substantive improvements after the entrance of the dissident, and these efforts only accelerated after the dissident signaled an intent to run a proxy contest at this meeting.”

In commenting on the strength of Barington’s nominees and the case for change, ISS noted:

•	“… the board continues to suffer from major deficiencies with independence that necessitate further change. In light of these and other factors, support for dissident nominees Ana Amicarella, Chan Galbato, and James Mitarotonda are warranted on the dissident (GOLD) card.”

•	“… the most important attribute Amicarella, Mitarotonda, and Galbato have in the context of this situation is their independence, which should enable them to exercise the effective oversight that this board has not provided. This is the most salient point for shareholders.”

•	“It is also worth noting that the board only began making substantive improvements after the entrance of the dissident, several of which corresponded to the dissident's critiques. This suggests that Mitarotonda's perspective as a direct shareholder representative may also be more valuable than the board publicly recognizes.”

VOTE THE GOLD PROXY CARD “FOR” ALL OF BARINGTON’S NOMINEES TODAY!

Barington encourages all shareholders to visit https://barington.com/matthews to review additional information regarding its campaign for change at Matthews.

*Barington has neither sought nor obtained consent from ISS to use previously published information in this press release.

ABOUT BARINGTON CAPITAL GROUP, L.P.

Barington Capital Group, L.P. is a fundamental, value-oriented activist investment firm established by James Mitarotonda in January 2000. Barington invests in undervalued publicly traded companies that Barington believes can appreciate significantly in value when substantive improvements are made to their operations, corporate strategy, capital allocation and corporate governance. Barington’s investment team, advisors and network of industry experts draw upon their extensive strategic, operating and boardroom experience to assist companies in designing and implementing initiatives to improve long-term shareholder value.

Media Contact:

Jonathan Gasthalter/Amanda Shpiner

Gasthalter & Co.

212-257-4170

Important Information and Participants in the Solicitation

Barington has filed a definitive proxy statement and associated GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the upcoming annual meeting of stockholders of the Company. Details regarding the Barington nominees and the participants in its solicitation are included in its proxy statement and Barington strongly advises all shareholders of the company to read the proxy statement and other proxy materials as they contain important information.

The participants in Barington’s proxy solicitation are Barington, Barington Companies Investors, LLC, Barington Capital Group, L.P., LNA Capital Corp., James Mitarotonda, 1 NBL EH, LLC, Joseph Gromek, Ana B. Amicarella and Chan W. Galbato.

If you have any questions, require assistance in voting your GOLD universal proxy card,

or need additional copies of Barington’s proxy materials,

please contact:

1212 Avenue of the Americas, 17th Floor

New York, NY 10036

Banks and Brokerage Firms, Please Call: (212) 297-0720

Shareholders and All Others Call Toll-Free: (877) 285-5990

E-mail: info@okapipartners.com